                                                                 EXHIBIT 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

April 30, 2002

Dear Sir/Madam:

We have read the first five paragraphs of Item 4 included in the Current Report on Form 8-K dated April 30, 2002, of Merrimac Industries, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                                   Very truly yours,
                                                   /s/ Arthur Andersen LLP